Exhibit 10.28

                           DIRECTOR'S OPTION AGREEMENT

THIS AGREEMENT IS MADE AS OF THE 27TH DAY OF AUGUST 1997 (THE "AGREEMENT DATE").

BETWEEN:

              IDAHO CONSOLIDATED METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 470, 504 Main Street, Lewiston, Idaho, 83501;

              (the "Company")

              AND:

              THEODORE J. TOMASOVICH
              600 Wilshire Boulevard
              Suite 1410
              Los Angeles, California
              90017;

              (the "Director")

WHEREAS the Director is a director of the Company and the Company would like to grant to the Director an option to purchase common shares of the Company on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree (the "Agreement") as follows:

1. From and including the Agreement Date through to and including the day 4 years from the Agreement Date (the "Termination Date"), the Director shall have and be entitled to and the Company hereby grants to the Director an option (the "Option") to purchase all or any portion of 50,000 common shares without par value in the capital stock of the Company from treasury at the price of $0.56 per share.

2. Subject to the terms of this Agreement, the right to take up shares pursuant to the Option is exercisable by the Director giving notice in writing to the Company accompanied by a cheque, certified if so required by the Company, for the full amount of the purchase price of the shares then being purchased. Provided such written notice and payment are received by the Company prior to 5:00 p.m. local time on the Termination Date at its address first above written, the Company covenants and agrees to issue and deliver to the Director, forthwith thereafter, a share certificate for the number of shares so purchased registered in the Director's name.

3. This is an Option only and does not impose upon the Director any obligation to take up and pay for any of the shares under Option.

4. The Option shall not be assignable or transferable by the Director otherwise than by Will or the law of intestacy and the Option may be exercised during the lifetime of the Director only by the Director himself.

5. This Option shall terminate 30 days after the Director ceases to be a director of the Company save and except where the Director ceases to be a director of the Company as a result of:

     (a) ceasing to meet the qualifications set forth in section 114 of the Company Act, Chapter 62;

     (b) a special resolution passed by the members of the Company pursuant to subsection 130(3) of the Company Act, Chapter 62; or

     (c) by order of the Superintendent of Brokers for B.C., B.C. Securities Commission, Vancouver Stock Exchange or any securities regulatory body having jurisdiction to so order,

in which case the Option shall terminate on the date the Director ceases to be a director of the Company.

6. If the Director should die while still a director of the Company, the Option may then be exercised by the Director's legal heirs or personal representatives to the same extent as if the Director were alive and a director of the Company for a period of I year after the Director's death but only for such shares as the Director would have been entitled to purchase pursuant to the Option at the date of the Director's death.

7. This Agreement and any amendments hereto are subject to the approval of the Vancouver Stock Exchange and the members of the Company. In the event such approvals are not obtained within 60 days of the Agreement Date, this Agreement shall be null and void and of no further force and effect.

8. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Director and the exercise price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.


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


9. In the event that the Company undertakes an amalgamation, merger, reorganization or other arrangement while any portion of the Option is outstanding, the number of shares under option to the Director and the exercise price thereof shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

10. The Company hereby covenants and agrees to and with the Director that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Director in the event the Director exercises the Option.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.


THE COMMON SEAL of IDAHO           )
CONSOLIDATED METALS                )
CORPORATION was hereunto affixed   )
in the presence of:                )
                                   )
/s/ Delbert Steiner                )              c/s
--------------------------------   )


SIGNED, SEALED AND DELIVERED       )
by THEODORE J. TOMASOVICH          )
in the presence of:                )
                                   )
Signature of                       )
Witness: /s/ Lori D. Cox           )          /s/ Theodore J. Tomasovich
         ------------------------- )          --------------------------------
                                   )          THEODORE J. TOMASOVICH
Address of                         )
Witness: 504 Main Suite 470        )
         ------------------------- )
         Lewiston, Id  83501 U.S.A.)
---------------------------------- )
                                   )
Occupation                         )
of Witness: Investor Relations     )
         ------------------------- )


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